UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.2 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2022 Short-Term Cash Incentive Plan

On May 26, 2022, the Board of Directors approved the 2022 Short-Term Cash Incentive Plan (the “STIP”). Participation in the STIP is limited to key employees who are employed to serve as C-Suite executives (other than the Chief Executive Officer and the Interim Chief Financial Officer), Senior Vice Presidents, Vice Presidents, or Senior Directors, including certain of the Company’s named executive officers such as Casey McGarvey, the Company’s Chief Legal Officer, and Patrice Varni, the Company’s Chief Marketing Officer. Not all eligible employees, including the eligible named executive officers, are guaranteed to participate in the STIP, as participation will be subject to Board discretion and approval. The STIP will be administered by the Human Capital & Compensation Committee as authorized by the Board.

For the STIP to activate, the Company must achieve a certain minimum target level of an adjusted EBITDA financial target. If the Company does not reach the minimum target level of the adjusted EBITDA financial target, no cash awards will be paid to any of the participants under the STIP. If the Company achieves the minimum target level of the adjusted EBITDA target, participants are eligible to receive a cash bonus in an amount determined by the extent to which that minimum level of that financial target is exceeded up to a maximum level, and as augmented by the extent to which a net revenue target also is met between minimum and maximum levels.

The bonus amount is calculated as the participant’s annual base salary multiplied by that participant’s participation percentage set forth in their participation letter, with the result multiplied by a bonus percentage based on whether and the extent to which the adjusted EBITDA and net revenue financial targets are met, with the bonus percentage based on adjusted EBITDA and net revenue each weighted 50%. However, if the minimum adjusted EBITDA target is not met, the total bonus percentage will be 0%. The bonus percentage for each financial target will be determined in proportion to the actual amount achieved compared to minimum, plan, and maximum targets. Achievement of plan targets results in a bonus percentage of 100%, with the bonus percentage adjusted based on achievement of actual results between the minimum and maximum targets. In no event will the bonus percentage for the adjusted EBITDA financial target be below 50% or above 150%, nor will the bonus percentage for the net revenue target be below 25% or above 125%. Based on the bonus percentage for each measure being weighted 50%, the minimum total bonus percentage, assuming that the minimum adjusted EBITDA target is met, would be 37.5%, with the maximum total bonus percentage being 137.5%.

The foregoing summary of the STIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the STIP, which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
99.1	Purple Innovation, Inc. 2022 Short-Term Cash Incentive Plan, dated as of May 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022	PURPLE INNOVATION, INC.

	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

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